Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 23, 2024 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2024 financial results
•NextEra Energy delivers strong third-quarter 2024 results
•FPL grows regulatory capital employed by approximately 9.5% year-over-year
•NextEra Energy Resources adds approximately 3 gigawatts of new renewables and storage projects to its backlog and enters into incremental framework agreements with two Fortune 50 companies

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2024 third-quarter net income attributable to NextEra Energy on a GAAP basis of $1.852 billion, or $0.90 per share, compared to $1.219 billion, or $0.60 per share, for the third quarter of 2023. On an adjusted basis, NextEra Energy's 2024 third-quarter earnings were $2.127 billion, or $1.03 per share, compared to $1.920 billion, or $0.94 per share, in the third quarter of 2023.

"NextEra Energy delivered strong third-quarter results, increasing adjusted earnings per share by approximately 10% year-over-year, reflecting continued solid financial and operational performance at both our businesses," said John Ketchum, chairman, president and chief executive officer. "Over the last several weeks, our customers in Florida have been affected by Hurricanes Helene and Milton, and our thoughts go out to all those impacted. FPL's valuable investments in hardening and smart-grid technology prevented hundreds of thousands of outages, and together with the efforts of our team and mutual assistance partners, we restored service to roughly 95% of affected customers after the second full day of restoration after Hurricane Helene's landfall and after the fourth full day of restoration after Hurricane Milton's landfall. For the second consecutive quarter, NextEra Energy Resources added approximately 3 gigawatts of new renewables and storage projects to its backlog, delivering another strong renewables origination quarter. We are also pleased to announce incremental framework agreements with two Fortune 50 customers for the potential development of renewables and storage projects, totaling up to 10.5 gigawatts between now and 2030. The continued strong performance of our businesses and our scale, experience and technology will allow us to capitalize on the opportunity that increased power demand is bringing to our sector. We will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges each year through 2027, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported third-quarter 2024 net income of $1.293 billion, or $0.63 per share, compared to $1.183 billion, or $0.58 per share, for the prior-year comparable quarter. FPL's growth in the third quarter primarily was driven by continued investment in the business. FPL's capital expenditures were approximately $2 billion for the quarter, and full-year capital investments are expected to be between $8 billion and $8.8 billion. Regulatory capital employed increased by approximately 9.5% year-over-year.

FPL continued executing against its capital plan and delivering on its strong customer value proposition, which is anchored in providing customer bills that are nearly 40% below the national average and maintaining top-decile reliability. FPL's smart capital investments in low-cost solar generation and battery storage are continuing to reduce its overall fuel cost and, when combined with generation modernizations, have saved customers nearly $16 billion since 2001. FPL is delivering best-in-class non-fuel O&M that is 70% better than the national average, saving customers $3 billion every year compared to the average utility.

For nearly two decades, FPL has significantly invested in building a stronger, smarter and more storm-resilient grid. The performance of the system during Hurricanes Helene and Milton demonstrates that FPL's hardening, undergrounding, automation and smart grid investments are providing significant benefits to customers. Hurricane Helene, one of the most destructive hurricanes to ever make landfall in the continental U.S., caused approximately 680,000 FPL customers to lose power. Hurricane Milton, which produced numerous tornadoes, widespread flooding and hurricane-force winds that tore across Florida, resulted in outages for approximately 2 million FPL customers. FPL restored service to roughly 95% of affected customers after the second full day of restoration following Hurricane Helene's landfall and after the fourth full day of restoration following Hurricane Milton's landfall. Initial performance data shows that FPL's underground distribution power lines performed more than six times better in terms of outage rates than existing overhead distribution power lines in Florida. FPL's generation fleet, including its solar sites, sustained no significant damage. Despite 66 of FPL's 88 existing solar sites – or approximately 16 million panels – being exposed to storm conditions during Hurricanes Helene and Milton, less than 0.05% of solar panels were affected.

NextEra Energy Resources
NextEra Energy Resources reported third-quarter 2024 net income attributable to NextEra Energy on a GAAP basis of $1.223 billion, or $0.59 per share, compared to net loss attributable to NextEra Energy of $230 million, or $0.11 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2024 were $979 million, or $0.47 per share, compared to $882 million, or $0.43 per share, for the third quarter of 2023.

NextEra Energy Resources had another strong quarter for new renewables and storage origination, marking the second consecutive quarter of adding approximately 3 gigawatts (GW) to its backlog and bringing its four-quarter total to approximately 11 GW. NextEra Energy Resources' backlog now totals over 24 GW after taking into account roughly 1 GW of new projects placed into service since the second-quarter 2024 financial results call in July. NextEra Energy Resources also is announcing incremental framework agreements with two Fortune 50 customers for the potential development of renewables and storage projects, totaling up to 10.5 GW between now and 2030, none of which is in its backlog today.

Corporate and Other
In the third quarter of 2024 on a GAAP basis, Corporate and Other results decreased $0.45 per share, compared to the prior-year comparable quarter. On an adjusted basis, Corporate and Other results for the third quarter of 2024 were roughly flat, compared to the prior-year comparable quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2024, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.23 to $3.43. For 2025, 2026 and 2027, NextEra Energy expects adjusted earnings per share to be in the ranges of $3.45 to $3.70, $3.63 to $4.00 and $3.85 to $4.32, respectively. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2026, off a 2024 base.

Conference call information
As previously announced, NextEra Energy's third-quarter 2024 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the third-quarter 2024 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.9 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI) and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, gas infrastructure facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity in energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,939	$2,585	$43	$7,567
Operating Expenses
Fuel, purchased power and interchange	1,208	268	(25)	1,451
Other operations and maintenance	417	706	124	1,247
Depreciation and amortization	974	653	15	1,642
Taxes other than income taxes and other – net	511	88	3	602
Total operating expenses – net	3,110	1,715	117	4,942
Gains (losses) on disposal of businesses/assets – net	—	232	(1)	231
Operating Income (Loss)	1,829	1,102	(75)	2,856
Other Income (Deductions)
Interest expense	(304)	(597)	(916)	(1,817)
Equity in earnings (losses) of equity method investees	—	237	—	237
Allowance for equity funds used during construction	49	1	—	50
Gains on disposal of investments and other property – net	—	1	—	1
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	108	—	108
Other net periodic benefit income	—	—	66	66
Other – net	(4)	73	26	95
Total other income (deductions) – net	(259)	(177)	(824)	(1,260)
Income (Loss) before Income Taxes	1,570	925	(899)	1,596
Income Tax Expense (Benefit)	277	(37)	(235)	5
Net Income (Loss)	1,293	962	(664)	1,591
Net Loss Attributable to Noncontrolling Interests	—	261	—	261
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,293	$1,223	$(664)	$1,852
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,293	$1,223	$(664)	$1,852
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(295)	694	399
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(108)	—	(108)
NEP investment gains – net	—	32	—	32
Less related income tax expense (benefit)(c)	—	127	(175)	(48)
Adjusted Earnings (Loss)	$1,293	$979	$(145)	$2,127
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.63	$0.59	$(0.32)	$0.90
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.14)	0.33	0.19
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
NEP investment gains – net	—	0.02	—	0.02
Less related income tax expense (benefit)(c)	—	0.05	(0.08)	(0.03)
Adjusted Earnings (Loss) Per Share	$0.63	$0.47	$(0.07)	$1.03
Weighted-average shares outstanding (assuming dilution)				2,061

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(191)	$(0.09)	$519	$0.25	$328	$0.16
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(77)	$(0.04)	$—	$—	$(77)	$(0.04)
	NEP investment gains – net	$24	$0.01	$—	$—	$24	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,475	$1,669	$28	$7,172
Operating Expenses
Fuel, purchased power and interchange	1,339	240	(25)	1,554
Other operations and maintenance	456	636	104	1,196
Depreciation and amortization	1,424	513	20	1,957
Taxes other than income taxes and other – net	551	81	4	636
Total operating expenses – net	3,770	1,470	103	5,343
Gains (losses) on disposal of businesses/assets – net	—	8	(1)	7
Operating Income (Loss)	1,705	207	(76)	1,836
Other Income (Deductions)
Interest expense	(286)	(90)	350	(26)
Equity in earnings (losses) of equity method investees	—	(954)	—	(954)
Allowance for equity funds used during construction	40	3	—	43
Gains on disposal of investments and other property – net	—	29	—	29
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(98)	—	(98)
Other net periodic benefit income	—	—	62	62
Other – net	10	56	15	81
Total other income (deductions) – net	(236)	(1,054)	427	(863)
Income (Loss) before Income Taxes	1,469	(847)	351	973
Income Tax Expense (Benefit)	286	(417)	85	(46)
Net Income (Loss)	1,183	(430)	266	1,019
Net Loss Attributable to Noncontrolling Interests	—	200	—	200
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,183	$(230)	$266	$1,219
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,183	$(230)	$266	$1,219
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	165	(549)	(384)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	97	—	97
Differential membership interests – related	—	14	—	14
NEP investment gains – net	—	1,210	—	1,210
Less related income tax expense (benefit)(c)	—	(374)	138	(236)
Adjusted Earnings (Loss)	$1,183	$882	$(145)	$1,920
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.58	$(0.11)	$0.13	$0.60
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.08	(0.27)	(0.19)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.05	—	0.05
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	0.59	—	0.59
Less related income tax expense (benefit)(c)	—	(0.19)	0.07	(0.12)
Adjusted Earnings (Loss) Per Share	$0.58	$0.43	$(0.07)	$0.94
Weighted-average shares outstanding (assuming dilution)				2,036

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$127	$0.05	$(411)	$(0.20)	$(284)	$(0.15)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$66	$0.03	$—	$—	$66	$0.03
	Differential membership interests – related	$11	$0.01	$—	$—	$11	$0.01
	NEP investment gains – net	$908	$0.45	$—	$—	$908	$0.45
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$13,163	$6,094	$111	$19,368
Operating Expenses
Fuel, purchased power and interchange	3,322	688	(73)	3,937
Other operations and maintenance	1,171	2,055	315	3,541
Depreciation and amortization	1,971	1,935	43	3,949
Taxes other than income taxes and other – net	1,455	262	4	1,721
Total operating expenses – net	7,919	4,940	289	13,148
Gains (losses) on disposal of businesses/assets – net	—	326	(8)	318
Operating Income (Loss)	5,244	1,480	(186)	6,538
Other Income (Deductions)
Interest expense	(874)	(1,067)	(1,019)	(2,960)
Equity in earnings (losses) of equity method investees	—	578	21	599
Allowance for equity funds used during construction	139	8	—	147
Gains on disposal of investments and other property – net	—	132	—	132
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	148	—	148
Other net periodic benefit income	—	—	171	171
Other – net	2	147	69	218
Total other income (deductions) – net	(733)	(54)	(758)	(1,545)
Income (Loss) before Income Taxes	4,511	1,426	(944)	4,993
Income Tax Expense (Benefit)	813	(397)	(248)	168
Net Income (Loss)	3,698	1,823	(696)	4,825
Net Loss Attributable to Noncontrolling Interests	—	918	—	918
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,698	$2,741	$(696)	$5,743
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,698	$2,741	$(696)	$5,743
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(102)	394	292
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(152)	—	(152)
Differential membership interests – related	—	6	—	6
NEP investment gains – net	—	96	—	96
Less related income tax expense (benefit)(c)	—	83	(100)	(17)
Adjusted Earnings (Loss)	$3,698	$2,672	$(402)	$5,968
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.80	$1.33	$(0.34)	$2.79
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.05)	0.19	0.14
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.07)	—	(0.07)
Differential membership interests – related	—	—	—	—
NEP investment gains – net	—	0.05	—	0.05
Less related income tax expense (benefit)(c)	—	0.04	(0.05)	(0.01)
Adjusted Earnings (Loss) Per Share	$1.80	$1.30	$(0.20)	$2.90
Weighted-average shares outstanding (assuming dilution)				2,058

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(44)	$(0.01)	$294	$0.14	$250	$0.13
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(101)	$(0.05)	$—	$—	$(101)	$(0.05)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	NEP investment gains – net	$71	$0.03	$—	$—	$71	$0.03
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$14,169	$7,016	$51	$21,236
Operating Expenses
Fuel, purchased power and interchange	3,764	589	(73)	4,280
Other operations and maintenance	1,262	1,828	301	3,391
Depreciation and amortization	2,743	1,470	59	4,272
Taxes other than income taxes and other – net	1,499	225	3	1,727
Total operating expenses – net	9,268	4,112	290	13,670
Gains (losses) on disposal of businesses/assets – net	1	6	4	11
Operating Income (Loss)	4,902	2,910	(235)	7,577
Other Income (Deductions)
Interest expense	(807)	(545)	8	(1,344)
Equity in earnings (losses) of equity method investees	—	(722)	1	(721)
Allowance for equity funds used during construction	100	5	—	105
Gains on disposal of investments and other property – net	—	126	—	126
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(10)	—	(10)
Other net periodic benefit income	—	—	184	184
Other – net	36	202	50	288
Total other income (deductions) – net	(671)	(944)	243	(1,372)
Income (Loss) before Income Taxes	4,231	1,966	8	6,205
Income Tax Expense (Benefit)	825	27	(14)	838
Net Income (Loss)	3,406	1,939	22	5,367
Net Loss Attributable to Noncontrolling Interests	—	733	—	733
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,406	$2,672	$22	$6,100
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,406	$2,672	$22	$6,100
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(1,698)	(599)	(2,297)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	4	—	4
Differential membership interests – related	—	51	—	51
NEP investment gains – net	—	1,250	—	1,250
Impairment charges related to investment in Mountain Valley Pipeline	—	58	—	58
Less related income tax expense (benefit)(c)	—	58	150	208
Adjusted Earnings (Loss)	$3,406	$2,395	$(427)	$5,374
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.68	$1.32	$0.02	$3.02
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.84)	(0.30)	(1.14)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	—	—
Differential membership interests – related	—	0.03	—	0.03
NEP investment gains – net	—	0.62	—	0.62
Impairment charges related to investment in Mountain Valley Pipeline	—	0.03	—	0.03
Less related income tax expense (benefit)(c)	—	0.02	0.08	0.10
Adjusted Earnings (Loss) Per Share	$1.68	$1.18	$(0.20)	$2.66
Weighted-average shares outstanding (assuming dilution)				2,023

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(1,297)	$(0.64)	$(449)	$(0.22)	$(1,746)	$(0.86)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$6	$—	$—	$—	$6	$—
	Differential membership interests – related	$38	$0.02	$—	$—	$38	$0.02
	NEP investment gains – net	$937	$0.46	$—	$—	$937	$0.46
	Impairment charges related to investment in Mountain Valley Pipeline	$39	$0.02	$—	$—	$39	$0.02
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$138	$1,001	$1,124	$2,263
Customer receivables, net of allowances	1,918	1,635	—	3,553
Other receivables	332	530	(66)	796
Materials, supplies and fuel inventory	1,339	913	6	2,258
Regulatory assets	540	31	1	572
Derivatives	17	857	1	875
Contract assets	—	627	—	627
Other	199	884	153	1,236
Total current assets	4,483	6,478	1,219	12,180
Other assets:
Property, plant and equipment – net	74,735	59,409	165	134,309
Special use funds	6,825	2,930	—	9,755
Investment in equity method investees	—	7,259	—	7,259
Prepaid benefit costs	1,923	6	308	2,237
Regulatory assets	4,562	237	231	5,030
Derivatives	15	1,560	3	1,578
Goodwill	2,965	1,943	11	4,919
Other	682	7,336	728	8,746
Total other assets	91,707	80,680	1,446	173,833
TOTAL ASSETS	$96,190	$87,158	$2,665	$186,013
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$850	$—	$3,120	$3,970
Other short-term debt	—	—	5,140	5,140
Current portion of long-term debt	1,119	393	6,045	7,557
Accounts payable	891	4,040	(47)	4,884
Customer deposits	658	25	—	683
Accrued interest and taxes	1,280	576	(98)	1,758
Derivatives	4	761	357	1,122
Accrued construction-related expenditures	461	1,151	4	1,616
Regulatory liabilities	367	3	1	371
Other	772	1,313	461	2,546
Total current liabilities	6,402	8,262	14,983	29,647
Other liabilities and deferred credits:
Long-term debt	25,622	8,277	32,201	66,100
Asset retirement obligations	2,207	1,350	—	3,557
Deferred income taxes	9,012	4,115	(2,173)	10,954
Regulatory liabilities	10,338	163	—	10,501
Derivatives	2	1,652	750	2,404
Other	376	2,446	490	3,312
Total other liabilities and deferred credits	47,557	18,003	31,268	96,828
TOTAL LIABILITIES	53,959	26,265	46,251	126,475
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	—	—
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	24,621	(34,130)	17,359
Retained earnings	13,990	26,856	(8,044)	32,802
Accumulated other comprehensive loss	—	(71)	(60)	(131)
Total common shareholders' equity	42,231	51,406	(43,586)	50,051
Noncontrolling interests	—	9,487	—	9,487
TOTAL EQUITY	42,231	60,893	(43,586)	59,538
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$96,190	$87,158	$2,665	$186,013

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$57	$916	$1,717	$2,690
Customer receivables, net of allowances	1,706	1,905	(2)	3,609
Other receivables	319	584	41	944
Materials, supplies and fuel inventory	1,339	763	4	2,106
Regulatory assets	1,431	28	1	1,460
Derivatives	13	1,671	46	1,730
Contract Assets	—	1,487	—	1,487
Other	131	1,036	168	1,335
Total current assets	4,996	8,390	1,975	15,361
Other assets:
Property, plant and equipment – net	70,608	55,034	134	125,776
Special use funds	6,050	2,648	—	8,698
Investment in equity method investees	—	6,145	11	6,156
Prepaid benefit costs	1,853	5	254	2,112
Regulatory assets	4,343	226	232	4,801
Derivatives	14	1,766	10	1,790
Goodwill	2,965	2,114	12	5,091
Other	640	6,817	247	7,704
Total other assets	86,473	74,755	900	162,128
TOTAL ASSETS	$91,469	$83,145	$2,875	$177,489
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$2,374	$—	$2,276	$4,650
Other short-term debt	255	—	—	255
Current portion of long-term debt	1,665	1,031	4,205	6,901
Accounts payable	977	7,547	(20)	8,504
Customer deposits	610	28	—	638
Accrued interest and taxes	661	380	(71)	970
Derivatives	9	813	23	845
Accrued construction-related expenditures	486	1,375	—	1,861
Regulatory liabilities	335	4	1	340
Other	704	1,908	387	2,999
Total current liabilities	8,076	13,086	6,801	27,963
Other liabilities and deferred credits:
Long-term debt	23,609	10,795	27,001	61,405
Asset retirement obligations	2,143	1,260	—	3,403
Deferred income taxes	8,542	3,776	(2,176)	10,142
Regulatory liabilities	9,893	156	—	10,049
Derivatives	6	2,224	511	2,741
Other	365	2,100	297	2,762
Total other liabilities and deferred credits	44,558	20,311	25,633	90,502
TOTAL LIABILITIES	52,634	33,397	32,434	118,465
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,256	—	1,256
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	23,470	14,154	(20,259)	17,365
Retained earnings	13,992	24,115	(7,872)	30,235
Accumulated other comprehensive loss	—	(77)	(76)	(153)
Total common shareholders' equity	38,835	38,192	(29,559)	47,468
Noncontrolling interests	—	10,300	—	10,300
TOTAL EQUITY	38,835	48,492	(29,559)	57,768
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$91,469	$83,145	$2,875	$177,489

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,698	$1,823	$(696)	$4,825
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,971	1,935	43	3,949
Nuclear fuel and other amortization	137	68	25	230
Unrealized losses (gains) on marked to market derivative contracts – net	—	(124)	638	514
Foreign currency transaction losses (gains)	—	—	(1)	(1)
Deferred income taxes	234	323	(7)	550
Cost recovery clauses and franchise fees	946	—	—	946
Equity in losses (earnings) of equity method investees	—	(578)	(21)	(599)
Distributions of earnings from equity method investees	—	618	23	641
Losses (gains) on disposal of businesses, assets and investments - net	—	(458)	8	(450)
Recoverable storm-related costs	(139)	—	—	(139)
Other – net	(5)	(71)	40	(36)
Changes in operating assets and liabilities:
Current assets	(151)	16	(11)	(146)
Noncurrent assets	(109)	25	(53)	(137)
Current liabilities	768	256	(20)	1,004
Noncurrent liabilities	(9)	(7)	144	128
Net cash provided by (used in) operating activities	7,341	3,826	112	11,279
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,221)	—	—	(6,221)
Independent power and other investments of NEER	—	(13,436)	—	(13,436)
Nuclear fuel purchases	(188)	(146)	—	(334)
Other capital expenditures	—	—	(117)	(117)
Sale of independent power and other investments of NEER	—	2,208	—	2,208
Proceeds from sale or maturity of securities in special use funds and other investments	2,271	838	209	3,318
Purchases of securities in special use funds and other investments	(2,398)	(877)	(495)	(3,770)
Other – net	—	(105)	73	(32)
Net cash used in investing activities	(6,536)	(11,518)	(330)	(18,384)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	3,205	876	12,094	16,175
Retirements of long-term debt	(1,720)	(2,262)	(4,959)	(8,941)
Net change in commercial paper	(1,524)	—	844	(680)
Proceeds from other short-term debt	—	—	6,358	6,358
Repayments of other short-term debt	(255)	—	(1,218)	(1,473)
Payments to related parties under a cash sweep and credit support agreement – net	—	(1,460)	—	(1,460)
Issuances of common stock/equity units – net	—	—	(7)	(7)
Dividends on common stock	—	—	(3,176)	(3,176)
Dividends & capital distributions from (to) parent – net	(300)	10,483	(10,183)	—
Other – net	(43)	(365)	(129)	(537)
Net cash provided by (used in) financing activities	(637)	7,272	(376)	6,259
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	168	(420)	(594)	(846)
Cash, cash equivalents and restricted cash at beginning of period	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of period	$240	$1,205	$1,129	$2,574

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,406	$1,939	$22	$5,367
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,743	1,470	59	4,272
Nuclear fuel and other amortization	116	60	22	198
Unrealized losses (gains) on marked to market derivative contracts – net	—	(1,864)	(630)	(2,494)
Foreign currency transaction losses (gains)	—	(2)	73	71
Deferred income taxes	(83)	507	42	466
Cost recovery clauses and franchise fees	1,020	—	—	1,020
Equity in losses (earnings) of equity method investees	—	722	(1)	721
Distributions of earnings from equity method investees	—	520	—	520
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(132)	(4)	(137)
Recoverable storm-related costs	(366)	—	—	(366)
Other – net	2	(24)	62	40
Changes in operating assets and liabilities:
Current assets	(648)	516	(74)	(206)
Noncurrent assets	(142)	(134)	(54)	(330)
Current liabilities	891	(1,374)	(274)	(757)
Noncurrent liabilities	17	(82)	103	38
Net cash provided by (used in) operating activities	6,955	2,122	(654)	8,423
Cash Flows From Investing Activities
Capital expenditures of FPL	(7,279)	—	—	(7,279)
Independent power and other investments of NEER	—	(11,456)	—	(11,456)
Nuclear fuel purchases	(79)	(47)	—	(126)
Other capital expenditures	—	—	(49)	(49)
Sale of independent power and other investments of NEER	—	1,353	—	1,353
Proceeds from sale or maturity of securities in special use funds and other investments	2,651	768	120	3,539
Purchases of securities in special use funds and other investments	(2,908)	(1,186)	(665)	(4,759)
Other – net	(30)	(392)	422	—
Net cash used in investing activities	(7,645)	(10,960)	(172)	(18,777)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	5,478	354	4,146	9,978
Retirements of long-term debt	(1,548)	(501)	(3,035)	(5,084)
Net change in commercial paper	460	—	1,816	2,276
Proceeds from other short-term debt	—	—	1,925	1,925
Repayments of other short-term debt	—	(38)	(600)	(638)
Payments to related parties under a cash sweep and credit support agreement – net	—	(206)	—	(206)
Issuances of common stock/equity units – net	—	—	4,505	4,505
Dividends on common stock	—	—	(2,823)	(2,823)
Dividends & capital distributions from (to) parent – net	(3,565)	8,826	(5,261)	—
Other – net	(70)	54	(214)	(230)
Net cash provided by (used in) financing activities	755	8,489	459	9,703
Effects of currency translation on cash, cash equivalents and restricted cash	—	(12)	—	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	65	(361)	(367)	(663)
Cash, cash equivalents and restricted cash at beginning of period	58	2,533	850	3,441
Cash, cash equivalents and restricted cash at end of period	$123	$2,172	$483	$2,778

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04	$1.38	$0.60	$3.02

FPL – 2023 Earnings Per Share	$0.53	$0.57	$0.58	$1.68
New investment growth	0.05	0.04	0.04	0.12
Other and share dilution	(0.01)	(0.01)	0.01	—
FPL – 2024 Earnings Per Share	$0.57	$0.60	$0.63	$1.80

NEER – 2023 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.72	$0.72	$(0.11)	$1.32
New investments	0.15	0.12	0.15	0.42
Existing clean energy	(0.02)	0.06	—	0.03
Gas infrastructure	(0.01)	(0.07)	0.01	(0.06)
NextEra Energy Transmission	—	—	0.01	0.01
Customer supply	0.04	(0.03)	(0.10)	(0.09)
Non-qualifying hedges impact	(0.31)	(0.48)	0.14	(0.63)
NEP investment gains – net	(0.01)	0.01	0.44	0.43
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	0.01	(0.03)	0.07	0.05
Impairment charges related to investment in Mountain Valley Pipeline	0.01	0.01	—	0.02
Other, including interest expense, corporate general and administrative expenses, other investment income and share dilution	(0.11)	(0.04)	(0.02)	(0.17)
NEER – 2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.47	$0.27	$0.59	$1.33

Corporate and Other – 2023 Earnings (Loss) Per Share	$(0.21)	$0.09	$0.13	$0.02
Non-qualifying hedges impact	0.28	(0.19)	(0.45)	(0.36)
Other, including interest expense and share dilution	(0.01)	0.02	—	—
Corporate and Other – 2024 Earnings (Loss) Per Share	$0.06	$(0.08)	$(0.32)	$(0.34)

2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10	$0.79	$0.90	$2.79

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.